Exhibit 10.1

FIRST AMENDMENT

TO

FUNDING AND ROYALTY AGREEMENT

THIS FIRST AMENDMENT TO FUNDING AND ROYALTY AGREEMENT (this “Amendment”), dated as of March 16, 2009, is made by and between Deerfield ED Corporation, a Delaware corporation (“ED”) and VIVUS, Inc., a Delaware corporation (“VIVUS”).

Background Statement

ED and VIVUS previously entered into a Funding and Royalty Agreement, dated as of April 3, 2008 (the “Funding and Royalty Agreement”).  Defined terms used in this Amendment and not otherwise defined herein shall have the meaning given to them in the Funding and Royalty Agreement.

Pursuant to the Funding and Royalty Agreement, ED agreed to provide funds to VIVUS in consideration of the payment by VIVUS of a royalty on future sales of certain pharmaceutical products owned by VIVUS, all as more fully described in the Funding and Royalty Agreement.

Pursuant to the Funding and Royalty Agreement, ED entered into subscription agreements (the “Subscription Agreements”) with Deerfield Private Design International, L.P., a British Virgin Islands limited partnership, and Deerfield Private Design Fund, L.P., a Delaware limited partnership (“Private Design Fund”) to secure funding commitments sufficient to fulfill ED’s obligations under the Funding and Royalty Agreement.

As of the date hereof, ED will terminate the Subscription Agreements and obtain alternative funding commitments, sufficient to enable it to fund its remaining obligations under the Funding and Royalty Agreement, pursuant to a Note Purchase Agreement (the “Note Purchase Agreement”), between ED, Deerfield PDI Financing, L.P., a British Virgin Islands limited partnership, Private Design Fund and Deerfield Management Company, L.P., a Delaware limited partnership, the form of which Note Purchase Agreement is attached as Exhibit A hereto.

ED and VIVUS are entering into this Amendment to provide for VIVUS’s consent to the termination of the Subscription Agreements and for such changes to the Funding and Royalty Agreement as are set forth herein.

Amendment

The Parties hereby amends the Funding and Royalty Agreement, effective as of the date hereof, as follows:

ARTICLE I

AMENDMENTS TO THE FUNDING AND ROYALTY AGREEMENT

1.1           Section 3(a).  Section 3(a) of the Funding and Royalty Agreement is hereby replaced in its entirety with the following:

(a)           Rate.  In consideration of the Funding Payments made by ED, from the date hereof through the tenth (10th) anniversary of such date, VIVUS shall pay to ED a royalty of twenty percent (20%) of Net Sales of Royalty Products made on or after the date of this Agreement (the “Royalty”).  The Royalty shall be determined for each Quarter for all Net Sales of Royalty Products made during such Quarter; provided, that (i) only Net Sales occurring on or after the date of this Agreement shall be considered in determining the Royalty for the initial Quarter for which the Royalty is due and (ii) only Net Sales occurring on or before the tenth (10th) anniversary of date of this Agreement shall be considered in determining the Royalty for the final Quarter for which the Royalty is due.  In addition, notwithstanding anything herein to the contrary, the Royalty for each Quarter during which any Funding Payment hereunder is overdue shall cease to accrue during the period in which such Funding Payment is overdue.  The Royalty payable for any Quarter to be prorated shall be calculated by multiplying twenty percent (20%) of the Net Sales of Royalty Products for such Quarter by the ratio of the number of days for which the Royalty has accrued in such Quarter to the total number of days in such Quarter.

1.2           Section 8(d). of the Funding and Royalty Agreement is hereby replaced in its entirety with the following:

Note Purchase Agreement.  ED has entered or will enter into a Note Purchase Agreement between ED, Deerfield PDI Financing, L.P., a British Virgin Islands limited partnership, Deerfield Private Design Fund, L.P., a Delaware limited partnership, and Deerfield Management Company, L.P., a Delaware limited partnership (the “Note Purchase Agreement”), whereby ED will receive an aggregate of $6,666,668 in financing for the purpose of satisfying ED’s obligation to make Funding Payments under this Agreement.  ED further warrants that VIVUS is a third party beneficiary under the Note Purchase Agreement with full rights of enforcement as if a party to the Note Purchase Agreement.

ARTICLE II

GENERAL PROVISIONS

2.1           Termination of Subscription Agreements.  VIVUS hereby consents to the termination of the Subscription Agreements

2.2           Conflicting Terms.  The Funding and Royalty Agreement remains in full force and effect except as amended hereby.  If the terms of this Amendment and the Funding and Royalty Agreement conflict, the terms of this Amendment shall be deemed to supersede the conflicting terms of the Funding and Royalty Agreement.

2.3           Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but which together shall constitute one and the same instrument.  This Amendment may be executed on signature pages exchanged by facsimile,

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in which event each Party shall promptly deliver to the other such number of original executed copies as the other Party may reasonably request.

2.4           Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the state of Delaware.

[Remainder of Page Left Intentionally Blank]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date first written above.

DEERFIELD ED CORPORATION

By:	/s/ Jeffrey R. Kaplan

Name:	Jeffrey R. Kaplan

Title:	Treasurer

VIVUS, INC.

By:	/s/ Timothy E. Morris

Name:	Timothy E. Morris

Title:	Chief Financial Officer

[Signature page to First Amendment to Funding and Royalty Agreement]

Exhibit A

Form of Note Purchase Agreement

NOTE PURCHASE AGREEMENT

Dated as of March       , 2009

between

DEERFIELD ED CORPORATION,

as Issuer,

and

DEERFIELD PDI FINANCING LP,
as initial Note Purchaser,

and

DEERFIELD PRIVATE DESIGN FUND LP
as initial Note Purchaser,

and

DEERFIELD MANAGEMENT COMPANY, L.P.

As Note Agent

A-i

Exhibit A -        Form of Assignment and Acceptance

Exhibit B -        Form of Note Purchase Request

A-ii

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of March    , 2009 (this “Agreement”), is by and among:

DEERFIELD ED CORPORATION, a Delaware corporation (the “Issuer”);

DEERFIELD PDI FINANCING LP, a British Virgin Islands limited partnership, as initial Note Purchaser; and

DEERFIELD DESIGN FUND LP, as initial Note Purchaser; and

DEERFIELD MANAGEMENT COMPANY, L.P., as Note Agent for the Note Purchasers (the “Note Agent”).

PRELIMINARY STATEMENTS

In consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.          Defined Terms.  Capitalized terms used and not defined in this Agreement shall have the respective meanings assigned thereto in the Agreement.  In addition, as used in this Agreement, the following terms shall have the following respective meanings:

“Accredited Investor”: An “accredited investor” as defined under Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

“Affiliates”: For any specified Person, any other Person who directly or indirectly controls, is controlled by, or is under common control with, such specified Person.  For purposes of the preceding sentence, “control” of a Person means possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of management and policies of such Person through ownership of voting securities (or other ownership interests), contract, voting trust or otherwise.

“Assignment and Acceptance”: An assignment and acceptance in substantially the form of Exhibit A, pursuant to which a Note Purchaser assigns all or a portion of its rights and obligations under this Agreement in accordance with the terms of Section 4.01.

“Business Day”: A day on which commercial banks and foreign exchange markets settle payments in each of New York City, New York, and the British Virgin Islands and  any other city in which the office of the Note Agent is located and, in the case of the final payment of principal of any Note, the place of presentation of such Note.

“Closing Date”:  March     , 2009.

“Code”:  The Internal Revenue Code of 1986, as amended.

“Debt/Equity Ratio”: Means the ratio as of the date of measurement of (i) the aggregate Outstanding Principal Amount for all Series of Notes for all Note Purchasers plus all accrued interest thereon, to (ii) the excess of (1) the aggregate capital contributions to the Issuer over (2) distributions made by the Issuer in redemption of its shares out of amounts other than earnings and profits.

“Default Interest”:  Interest accrued at the per annum rate of [14]%, compounded annually on each December 31st.

“Eligible Assignee”:  Any Person which delivers to the Note Agent and the Issuer an Assignment and Acceptance and such other documentation as they may reasonably request evidencing that such Person is an Accredited Investor and a Qualified Purchaser, that such Person is acquiring Notes in a transaction complying with applicable securities law restrictions, and that such Person has become a party to this Agreement.

“Event of Default”: The meaning set forth in Section 7.01.

“Excess Interest”: The meaning set forth in Section 2.04(d).

“Indemnified Amounts”: The meaning set forth in Section 8.11.

“Indemnified Parties”: The meaning set forth in Section 8.11.

“Interest Rate”: 10% per year.

“Issuer”: The meaning assigned to such term in the preamble hereto.

“Issuers Account”:  The bank account for receipt of funds from Note Purchasers, as identified in a notice from the Issuer from time to time.

“Majority Note Purchaser Vote”: As of any date, the vote of Note Purchasers holding greater than 50% of the Outstanding Principal Amount of the Notes of all Series.

“Maturity Date”: The meaning set forth in Section 2.01.

“Maximum Rate”: The meaning set forth in Section 2.04(d).

“Note”: Any of the Issuer’s notes issued under this Note Purchase Agreement.

“Note Agent”: The meaning assigned to such term in the preamble hereto.

“Note Purchase Conditions”  The meaning set forth in Section 2.02(a).

“Note Purchaser”:  Deerfield PDI Financing LP, a Cayman Islands exempted limited partnership and Deerfield private Design Fund LP, and any successors and permitted assigns pursuant to Section 4.01.

“Note Purchase Request”: The meaning set forth in Section 2.02(b).

“Other Taxes”: The meaning set forth in Section 2.05(b).

“Outstanding Principal Amount”: As to any Note Purchaser at any time, the sum of the aggregate outstanding principal amount of under the Notes registered in the name of such Note Purchaser on the Register.

“Person”: Any individual, corporation, partnership, limited partnership, limited liability limited partnership, limited liability partnership, limited liability company, trust, estate, unincorporated organization, association, governmental entity or other entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person where the context so admits.

“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Qualified Purchaser”: A “qualified purchaser” or a company beneficially owned exclusively by one or more “qualified purchasers” and/or “knowledgeable employees” as such terms are defined in the Investment Company Act of 1940, as amended.

“Register”: The meaning set forth in Section 4.01(b).

“Series” or “Note Series” or “Series of Notes”: The meaning set forth in Section 2.01.

“Subsequent Tax Certificate”: The meaning set forth in Section 2.05(d).

“Taxes”: The meaning set forth in Section 2.05(a).

“Third Party Claim”: The meaning set froth in Section 8.11.

Section 1.02.          Rules of Interpretation.  The headings, subheadings, and table of contents herein are solely for convenience of reference and shall not affect the meaning, construction or effect of any provision hereof.  Except as otherwise expressly provided, references herein to articles, sections, paragraphs, clauses, annexes, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, exhibits and schedules in or to this Agreement.  All definitions set forth herein shall apply to the singular as well as the plural form of the applicable defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.  The word “including” and all variations thereof shall mean including without limiting the generality of any description preceding such term.  All references to any agreement or document shall mean such agreement or document as amended, supplemented, restated or otherwise modified from time to time.

ARTICLE II

PURCHASE AND SALE OF THE NOTES

Section 2.01.          Closing Date Note Purchase; Interest Rate and Tenor of Notes.  At or prior to 1:00 p.m. (New York City time) on the Closing Date, the initial Note Purchasers shall purchase  $2,553,334 and $4,113,334, respectively, in principal amount of Notes.  Such Notes shall be the first series of Notes.  Each Note series (a “Series”) shall have interest fixed upon the issuance date at the Interest Rate and have a maturity date (the “Maturity Date”) of the earliest to occur of (a) April 29, 2018, (b) the occurrence of the Option Closing and (c) the occurrence of the Put Closing , as such terms are defined in the Amended and Restated Option and Put Agreement, dated as of the date of this Agreement, by and among VIVUS, Inc., the Issuer, Deerfield Private Design Fund LP and Deerfield Private Design International LP, except as provided in this Agreement.

Section 2.02.          Additional Note Series.

(a)           On the terms and subject to the conditions set forth in this Agreement, and in reliance on the covenants, representations and agreements set forth herein, from time to time during the period from and including the Closing Date, the Issuer may request Note Purchasers to purchase, and the Note Purchasers in their discretion may choose to agree to purchase, an additional Series of  Notes.  Each aggregate purchase of an additional Series shall be made by the Note Purchasers in whatever proportion they may individually agree upon with the Issuer.  Without limiting any other provision of this Agreement, each Note Purchaser’s agreement to purchase additional Notes shall be subject to the satisfaction of the conditions precedent set forth in Article III, as applicable (the “Note Purchase Conditions”).

(b)           The Issuer shall give the Note Agent notice of the issuance of each additional Note Series (each, a “Note Purchase Request”) no later than 1:00 p.m. (New York City time) five Business Days before the date of the proposed Note issuance date (which notice period may be waived by any Note Purchaser).  The Note Agent shall give notice to each Note Purchaser no later than 2:00 p.m. (New York City time) nine Business Days before the proposed Note issuance date (unless such period has been waived by such Note Purchaser).  Any Note Purchase Request given to the Note Agent pursuant to this Section 2.02(b) shall be transmitted by facsimile or email, shall be substantially in the form of Exhibit B, and shall specify (1) the proposed Series issuance date (which shall be a Business Day), (2) the principal amount of such proposed Series, (3) the proposed principal amount for each Note Purchaser, and (4) the Interest Rate for such Series.  The Note Agent shall promptly notify each Note Purchaser of its applicable portion of such Series.

(c)           Subject to the provisions hereof and upon the satisfaction of the conditions precedent set forth in Article III, each Note Purchaser purchasing a Note shall, before 3:00 p.m. (New York City time) on the applicable Note Series issuance date, make available to the Issuer, in immediately available funds, such Note Purchaser’s applicable portion (if any) of such Series by depositing such funds into the Issuer’s Account.

Section 2.03.          The Notes; Payment.

(a)           On each date that (i) any Outstanding Principal Amount of a Note Purchaser’s Notes is assigned pursuant to the terms hereof, or (ii) the principal amount of any Series is reduced, a duly authorized officer, employee or agent of the Note Agent shall make appropriate notations in the Register and the allocation thereof among the Note Purchasers.  The Issuer and each Note Purchaser authorizes each duly authorized officer, employee and agent of the Note Agent to make such notations in the Register as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on the Issuer and each Note Purchaser absent manifest error.

(b)           Notwithstanding any other provisions herein or in the Agreement, the Issuer agrees that all payments to each Note Purchaser for interest, principal and other amounts shall be made directly to the Note Purchaser at the account specified therefor from time to time to the Issuer by such Note Purchaser.

(c)           The Issuer may prepay any Series of Notes without penalty upon three Business Days’ prior written notice to the Note Agent (which shall promptly notify each affected Note Purchaser upon receipt of such notice).   The Notes of any Series being prepaid shall be paid pro rata and pari passu, based upon their respective Outstanding Principal Amounts.

(d)           The Issuer’s obligation to repay the principal and interest of any Note at its Maturity Date shall be subject to the related Note Purchaser’s surrender of the Note to the Issuer at its principal place of business.  All Notes surrendered for payment and registration of transfer shall be surrendered to Issuer and shall promptly be canceled by it and may not be reissued or resold.

(e)           If (i) any mutilated or defaced Note is surrendered to the Issuer, or if there shall be delivered to the Issuer evidence to its reasonable satisfaction of the destruction, loss or theft of any Note, and (ii there is delivered to the Issuer such security or indemnity as may reasonably be required by them to save each of them harmless then, in the absence of notice to the Issuer that such Note has been acquired by a bona fide purchaser, the Issuer shall execute and deliver, in lieu of any such mutilated, defaced, destroyed, lost or stolen Note, a new Note as such mutilated, defaced, destroyed, lost or stolen Note, of like tenor and Series (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its execution, bearing interest from the date to which interest has been paid on the mutilated, defaced, destroyed, lost or stolen Note and bearing a number not contemporaneously outstanding.

Section 2.04.          Calculation and Payment of Interest.  (a) With any notice of prepayment of principal, with each payment of interest, the Note Agent shall calculate for the applicable period and for each affected Series of Notes the amount of interest accrued on such Series of Notes at the Interest Rate for such Series plus applicable Default Interest through but not including such payment date.

(b)           Any prepayment of the principal of any Series of Notes shall be accompanied by the payment of all interest accrued on that Series through, but not including, that date of payment.

(c)           Upon the occurrence and doing the continuance of an Event of Default,  Default Interest shall accrue on each Series of Notes in addition to interest at the Interest Rate. All references to the calculation and payment of  “interest” in this Agreement shall include Default Interest to the extent it has accrued.

(d)           Notwithstanding any provision to the contrary contained in this Agreement, the Issuer shall not be required to pay, and the Note Purchasers shall not be permitted to collect, any amount of interest in excess of the maximum amount of interest permitted by law (“Excess Interest”).  If any Excess Interest is provided for or determined by a court of competent jurisdiction to have been provided for in this Agreement, then in such event: (i) the provisions of this paragraph shall control; (ii) the Issuer shall not be obligated to pay any Excess Interest; (iii) any Excess Interest that a Note Purchaser may have received hereunder shall be, at the Note Purchaser’s option, (A) applied as a credit against the Outstanding Principal Amount of the Note (without any prepayment penalty therefor) or for accrued and unpaid interest thereunder (not to exceed the maximum amount permitted by law), (B) refunded to the Issuer, or (C) any combination of the foregoing; (iv) the Interest Rate shall be automatically reduced to the maximum lawful rate allowed from time to time under applicable law (the “Maximum Rate”), and this Agreement and the Note shall be deemed to have been and shall be, reformed and modified to reflect such reduction; and (v) the Issuer shall not have any action against the Note Purchaser for any damages arising out of the payment or collection of any Excess Interest.  Notwithstanding the foregoing, if for any period of time interest on any Note due and owing to the Note Purchaser is calculated at the Maximum Rate rather than the applicable rate under this Agreement, and thereafter such applicable rate becomes less than the Maximum Rate, the rate of interest payable on such Note due and owing to the Note Purchaser shall, to the extent permitted by law, remain at the Maximum Rate until the Note Purchaser shall have received the amount of interest which the Note Purchaser would have received during such period on the Note due and owing to the Note Purchaser had the rate of interest not been limited to the Maximum Rate during such period.

Section 2.05.          Taxes.

(a)           Except to the extent required under applicable law, any and all payments and deposits required to be made hereunder by the Issuer to or for the benefit of any Note Purchaser shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto  (all such amounts being hereinafter referred to as “Taxes”) that are imposed on the Note Purchaser by the United States or any State thereof.  If the Issuer shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of a Note Purchaser, then the Issuer shall make such required deductions and shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable law.

(b)           The Issuer shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies imposed by the United States or any State thereof which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, the Notes (“Other Taxes”).

(c)           Each Note Purchaser shall indemnify the Issuer for the full amount of Taxes (excluding Other Taxes) and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto.  The Issuer shall promptly notify the Note Agent and each affected Note Purchaser of any payment of Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment.  A certificate as to the amount of such indemnification submitted to any Note Purchaser and the Note Agent by the Issuer, setting forth the calculation thereof, shall (absent manifest error) be conclusive and binding for all purposes.

(d)           Each Note Purchaser that is not a United States Person hereby agrees to complete, execute and deliver to the Issuer and the Note Agent, on or prior to the 30th day after the later of (x) the Closing Date, and (y) the date such Note Purchaser first becomes a Note Purchaser (but in any event not later than the 10th Business Day before any payment is due or any deposit is required to be made hereunder or in connection herewith for the benefit of such Note Purchaser), two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, W-8BEN, W-8EXP or W-8IMY (with accurate and complete original signed copies of such forms properly completed and attached for all indirect investors), as applicable (or any successor form), certifying to such Note Purchaser’s entitlement to a complete exemption from United States withholding tax and backup withholding tax with respect to any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of such Note Purchaser, together with a Portfolio Interest Exemption Certificate in the form annexed hereto as Exhibit C, if the Note purchaser is relying on the exemption from the United States withholding tax provided in Section 881(c) of the Code.  In addition, each of the Note Agent and each Note Purchaser agrees that from time to time thereafter, when a lapse in time or change in circumstances renders a previous certification obsolete or inaccurate in any material respect, it will deliver to the Note Agent or the Note Agent, as applicable, two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, W-8BEN, W-8EXP or W-8IMY (with accurate and complete original signed copies of such forms properly completed and attached for all indirect investors), as applicable, or such other forms or certificates as may be required in order to confirm or establish such Note Purchaser’s entitlement to a continued exemption from United States withholding tax and backup withholding tax with respect to any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of such Note Purchaser (collectively, for any Note Purchaser, the “Subsequent Tax Certificates”), or it shall promptly notify the Note Agent and the Issuer of its inability to deliver any such Subsequent Tax Certificate.  Notwithstanding anything in this Section to the contrary, to the extent the Issuer is required to do so by applicable law, the Issuer shall be entitled to deduct or withhold any applicable Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of such Note Purchaser.  The Issuer shall have no obligation to make any additional payment in respect of such deducted or withheld amounts and the Issuer shall not be required to indemnify against Taxes paid by a Note Purchaser.

(e)           The Issuer and the Note Agent may each request, and each Note Purchaser agrees to provide, such information as the Issuer and the Note Agent may reasonably request and which tax counsel to the Issuer shall deem reasonably appropriate for the purpose of determining the obligation of the Issuer to deduct any U.S. federal withholding tax from any payment made to or on behalf of a Note Purchaser.

ARTICLE III

CONDITIONS PRECEDENT TO PURCHASE

Section 3.01.          Conditions Precedent to Initial Purchase.  The purchase of the Notes on the Closing Date is subject to the following conditions precedent:

(i)            each of the following statements shall be true, and the Note Agent and each initial Note Purchaser shall have received a certificate, dated the Closing Date, of an appropriate officer of the Issuer in which such officer shall state that, to the best knowledge of such officer:

(A)          no Event of Default has occurred and is continuing;

(B)           this Agreement is in full force and effect;

(C)           the Debt Equity Ratio is not greater than 1:5:1 after giving effect to the issuance of the Notes;

(D)          all conditions precedent to the issuance and purchase of the Notes set forth in this Agreement have been satisfied (or waived pursuant to the terms hereof or thereof); and

(ii)           the Notes shall have been duly executed by the Issuer and delivered to the applicable initial Note Purchaser.

Section 3.02.          Conditions Precedent to Issuance of Additional Series.  Except to the extent any of the following conditions are waived in writing by each affected Note Purchaser, the purchase of any additional Series of Notes shall be subject to the following conditions precedent after giving effect to the issuance; and

(i)            at the time of and immediately after giving effect to such issuance, no Event of Default shall have occurred and be continuing;

(ii)           the Note Agent and the Note Purchasers shall have received a Note Purchase Request in accordance with Section 2.02; and

(iii)          all representations and warranties made by the Issuer in this Agreement are true and correct in all material respects, as if repeated on the date of such issuance with respect to the facts and circumstances then existing (except to the extent that any such representation or warranty refers to a prior specific date).

ARTICLE IV

ASSIGNMENTS

Section 4.01.          Assignment.

(a)           At any time and from time to time, any Note Purchaser may assign all or any portion of its interest in the Notes (together with the related right, title and interest and obligations of such Note Purchaser hereunder), and the assignor and assignee thereof shall evidence and effect such assignment by executing and delivering to the Note Agent an Assignment and Acceptance; provided, that (i) each such assignment shall be made to an Eligible Assignee approved by the Note Agent, and (ii) the Issuer’s written consent will be required for any assignment that is not to an Affiliate of the Note Agent.

(b)           The Note Agent shall maintain at its address referred to in Section 8.02 a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Note Purchasers and the Outstanding Principal Amount owing to each Note Purchaser from time to time (the “Register”).  The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Issuer, the Note Agent and the Note Purchasers may treat each Person whose name is recorded in the Register as a Note Purchaser hereunder for all purposes of this Agreement.  A Note Purchaser’s interest in the Notes may be assigned in whole or in part only by registration of such assignment in the Register.  Any assignment of a Note Purchaser’s interest in the Notes shall be registered in the Register only upon delivery to the Note Agent of the Assignment and Acceptance duly executed by the assignor thereof.  No assignment of a Note Purchaser’s interest in the Notes shall be effective unless such assignment shall have been recorded in the Register by the Note Agent as provided in this Section 4.01.  The Register shall be available for inspection by the Issuer or any Note Purchaser at any reasonable time and from time to time upon reasonable prior notice.

Section 4.02.          Rights of Assignee.  Upon any assignment in accordance with this Article IV, (a) the assignee receiving such assignment shall have all of the rights of such assignor hereunder with respect to the applicable Note and rights associated therewith being assigned, and (b) all references to such assignor in the Agreement shall be deemed to apply to such assignee to the extent of the interest assigned thereby.

Section 4.03.          Notice of Assignment.  Each assignor shall provide notice to the Note Agent and the Issuer of any assignment of any interest in its related Note or rights or obligations associated therewith by such assignor to any assignee.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Section 5.01.          Representations and Warranties of Note Purchasers.  Each Note Purchaser hereby represents and warrants that as of each date it shall acquire any  Note (including the date that such Note Purchaser shall become a party hereto pursuant to an Assignment and Acceptance):

(a)           Transaction Documents.  The Note Purchaser has received all relevant information as it shall have deemed necessary or desirable in order to make its investment decision.

(b)           Securities Law: Limitations on Resale.  The Note Purchaser understands that such Note is being offered only in a transaction not involving any public offering in the United States within the meaning of the Securities Act, such Note has not been and will not be registered under the Securities Act, and, if in the future the Note Purchaser decides to offer, resell, pledge or otherwise transfer the Note, such Note may be offered, resold, pledged or otherwise transferred in accordance with the Agreement and the applicable legend on such Note.

(c)           Accredited Investor and Qualified Purchaser Status.  The Note Purchaser (1) is an Accredited Investor and a Qualified Purchaser, (2) is acquiring its interest in such Note for its own account and (3) in acquiring such Note, is not a bank lending funds in the ordinary course of its trade or business.  The Note Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in such Note, and the Note Purchaser is able to bear the economic risk of such investment.

(d)           Investment Intent: Access to Information.   The Note Purchaser is not purchasing such Note with a view to the resale, distribution or other disposition thereof in violation of the Securities Act.  The Note Purchaser understands that an investment in such Note involves certain risks, including the risk of loss of all or a substantial part of its investment under certain circumstances.  The Note Purchaser has had access to such financial and other information concerning the Issuer and such Note as it deemed necessary or appropriate in order to make an informed investment decision with respect to its purchase of its interest in such Note, including an opportunity to ask questions of and request information from the Note Agent and the Issuer.

Section 5.02.          Representations and Warranties of the Issuer.  The Issuer represents and warrants to the Note Agent and each Note Purchaser as follows:

(a)           Organization.  The Issuer is a corporation duly organized and validly existing and in good standing under the laws of Delaware.

(b)           Authorization.  The Issuer has the power to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(c)           No Conflict.  The execution, delivery and performance of this Agreement by the Issuer do not violate or conflict with any law applicable to the Issuer, any provision of the organizational documents of the Issuer, any order or judgment of any court or other governmental authority applicable to the Issuer or any of the Issuer’s assets or any contractual restriction binding on or affecting the Issuer or any of such assets.

(d)           Consents.  All governmental and other third-party consents that are required to have been obtained by the Issuer with respect to the execution, delivery and performance of this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with.

(e)           Enforceability.  This Agreement constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).

ARTICLE VI
THE NOTE AGENT

Section 6.01.          Authorization.  Each Note Purchaser appoints and authorizes Deerfield Management Company, L.P., as the Note Agent, to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Note Agent by the terms hereof, together with such powers as are reasonably incidental thereto.  The Issuer appoints the Note Agent as its agent for maintenance of the Register. As to any matters not expressly provided for by this Agreement, the Note Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Note Purchaser Vote, and such instructions shall be binding upon all Note Purchasers; provided, that the Note Agent shall not be required to take any action that exposes the Note Agent to personal liability or that is contrary to the terms of this Agreement or contrary to applicable law.

Section 6.02.          Reliance, Etc.  None of the Note Agent nor any of its respective directors, officers, agents, parties, attorneys or employees shall be liable to any Note Purchaser for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct.  Without limiting the generality of the foregoing, the Note Agent (i) may consult with independent legal counsel (including counsel for the Issuer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (ii) makes no representation or warranty to any Note Purchaser and shall not be responsible to any Note Purchaser for any statements, representations or warranties made in or in connection with this Agreement, (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Issuer, (iv) shall not be responsible to any Note Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement (except for the execution by the Note Agent of, and the legality, validity and enforceability against the Note Agent of its obligations under, this Agreement), and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties; except in each case for its gross negligence or willful misconduct.

Section 6.03.          Agents and Affiliates.  The Note Agent and its Affiliates may generally engage in any kind of business with the Issuer, any of their respective Affiliates and any Person who may do business with or own securities of the Issuer or any of its respective Affiliates, all as if the Note Agent were not the Note Agent, and without any duty to account therefor to any Note Purchaser.

Section 6.04.          Credit Decision by Note Purchasers.  Each Note Purchaser acknowledges that it has, independently and without reliance upon the Note Agent or any other Note Purchaser and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Note Purchaser also acknowledges that it will, independently and without reliance upon the Note Agent or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.  Each Note Purchaser confirms that the undertakings being entered into by such Note Purchaser herein have been duly approved by it (through its regular approval process or otherwise) and it is duly authorized to execute and deliver this Agreement as a result of such approval.  Each Note Purchaser further acknowledges that to the best knowledge, information and belief of its officers, there is no regulatory or legal impediment to its entering into this Agreement.

Section 6.05.          Indemnification.  The Note Purchasers agree to indemnify the Note Agent ratably according to the ratio their respective Outstanding Principal Amounts bear to the aggregate Outstanding Principal Amounts of all Series of Notes, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Note Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Note Agent under this Agreement; provided, that no Note Purchaser shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Note Agent’s gross negligence or willful misconduct.  Without limitation of the foregoing, each Note Purchaser agrees to reimburse the Note Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Note Agent in connection with the administration or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, rights or responsibilities under, this Agreement, to the extent that the Note Agent is not reimbursed for such expenses by the Issuer.

Section 6.06.          Successor Note Agent.  The Note Agent (i) may resign at any time by giving written notice thereof to the Note Purchasers and the Issuer, and (ii) may be removed at any time upon a material default by the Note Agent by the Majority Note Purchaser Vote by written notice to the Note Agent, the Note Purchasers and the Issuer, setting forth a brief description of the grounds upon which such removal is based; provided, that no such resignation or removal shall be effective until a successor Note Agent shall have been appointed and accepted such appointment pursuant to the terms of this Section 6.06.  Upon any such resignation or removal, the Majority Note Purchaser Vote shall have the right to appoint a successor Note Agent.  If no successor Note Agent shall have been so appointed by the Majority Note Purchaser Vote, and shall have accepted such appointment, within 30 days after the retiring Note Agent’s giving of notice of resignation or the Majority Note Purchaser Vote’ removal of the retiring Note

Agent, then the retiring Note Agent shall appoint a successor Note Agent.  Any such successor Note Agent shall be a commercial bank having a combined capital and surplus of at least $500,000,000.  Upon the acceptance of any appointment as Note Agent hereunder by a successor Note Agent, such successor Note Agent shall execute and deliver to the Note Purchasers and the Issuer an agreement accepting and agreeing to perform the duties of the Note Agent under this Agreement, and shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Note Agent, and the retiring Note Agent shall be discharged from its duties and obligations under this Agreement.  After any retiring Note Agent’s resignation or removal hereunder as Note Agent, the provisions of this Article VI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Note Agent under this Agreement.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01.          “Event of Default”, wherever used herein, means any one or more of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)           a default in the payment of interest on any Note when the same becomes due and payable, in each case which default continues for a period of five Business Days;

(b)           a default in the payment of principal of any Note when the same becomes due and payable on the Maturity Date;

(c)           the Issuer becomes an investment company required to be registered under the Investment Company Act;

(d)           a default in the performance, or breach, of any other material covenant or other agreement of the Issuer under this Agreement or any representation or warranty of the Issuer made in this Agreement that proves to be incorrect in any material respect when made, and the continuation of such default or breach for a period of 60 days after notice thereof to the Issuer  by the Note Agent or by the holders of at least 25% in aggregate Outstanding Principal Amount of all Series of Notes;

(e)           an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) winding up, liquidation, reorganization or other relief in respect of the Issuer or its debts, or of a substantial part of its assets, under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, Note Agent, custodian, sequestrator, conservator or similar official for the Issuer or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days; or an order or decree approving or ordering any of the foregoing shall be entered;

(f)            the Issuer shall (i) voluntarily commence any proceeding or file any petition seeking winding up, liquidation, reorganization or other relief under any bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 7.01(e), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for itself or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing; and

(g)           the Issuer shall issue any debt having priority of payment senior to or pari passu with the Notes.

Section 7.02.          Acceleration of Maturity; Recession and Annulment.

(a)           If an Event of Default occurs and is continuing (other than an Event of Default specified in Section 7.01(e) or (f)), (i) the Note Agent acting at the direction of  a Majority Note Purchaser Vote shall declare the principal of all of the Notes to be immediately due and payable, and upon any such declaration such principal, together with all accrued and unpaid interest thereon, and other amounts payable hereunder in accordance with the priority of payments, shall become immediately due and payable.  If an Event of Default specified in Section 7.01(e) or (f) occurs, all unpaid principal, together with all accrued and unpaid interest thereon, of all the Notes, and other amounts payable hereunder shall automatically become due and payable without any declaration or other act on the part of the Note Agent or any Note Purchaser.

(b)           At any time after such a declaration of acceleration of maturity has been made and before a judgment or decree for payment of the cash due has been obtained by the Note Agent as hereinafter provided, the Note Purchasers may by a Majority Note Purchaser Vote, by written notice to the Issuer and the Note Agent, rescind and annul such declaration and its consequences  or waive the relevant Event of Default as provided in Section 7.11.  No such rescission and annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 7.03.          Collection of Indebtedness and Suits for Enforcement by Note Agent.  If an Event of Default shall occur in respect of the payment of any principal of or interest on any Note, the Issuer will upon demand of the Note Agent or any affected Note Purchaser, pay to the Note Purchaser the whole amount, if any, then due and payable on such Note for principal and interest with interest upon the overdue principal and, to the extent that payments of such interest shall be legally enforceable, upon overdue installments of interest at the applicable Interest Rate and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of such Note Purchaser and its respective agents and counsel.

If the Issuer fails to pay such amounts forthwith upon such demand, the Note Agent, in its own name and as Note Agent of an express trust, may institute a Proceeding for the collection of the sums so due and unpaid, and shall, upon the direction by a Majority Note Purchaser Vote, prosecute such Proceeding to judgment or final decree, and may enforce the same against the Issuer and collect the cash from the Issuer adjudged or decreed to be payable in the manner provided by law.

If an Event of Default occurs and is continuing, the Note Agent shall, upon written direction by a Majority Note Purchaser Vote, proceed to protect and enforce any such rights, whether for the specific enforcement of any agreement in this Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy or legal or equitable right vested in the Note Agent by this Agreement or by law as directed by such Majority Note Purchaser Vote.

In case there shall be pending Proceedings relative to the Issuer under the United States Bankruptcy Code or any other applicable bankruptcy, insolvency or other similar law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Issuer or its property, the Note Agent, regardless of whether the principal of any Notes shall then be due and payable as therein expressed or by declaration or otherwise and regardless of whether the Note Agent shall have made any demand pursuant to the provisions of this Section 7.03, shall be entitled and empowered, by intervention in such Proceedings or otherwise:

(i)            to file and prove a claim or claims for the whole amount of principal and interest owing and unpaid in respect of the Notes upon direction by a Majority Note Purchaser Vote, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Note Agent (including any claim for reasonable compensation to the Note Agent and each predecessor Note Agent, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Note Agent and each predecessor Note Agent) and of the Note Purchasers allowed in any Proceedings relative to the Issuer or to the property of the Issuer;

(ii)           unless prohibited by applicable law and regulations, to vote on behalf of the Note Purchasers upon their direction by a Majority Note Purchaser Vote in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency Proceedings or person performing similar functions in comparable Proceedings; and

(iii)          to collect and receive any cash or other property payable to or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Note Purchasers and of the Note Agent on behalf of the Note Purchasers and the Note Agent; and any trustee, receiver or liquidator, custodian or other similar official is hereby authorized by each of the Note Purchasers to make payments to the Note Agent, and, if of the Note Agent shall consent to the making of payments directly to the Note Purchasers, to pay to the Note Agent such amounts as shall be sufficient to cover reasonable compensation to the Note Agent, each predecessor Note Agent and their respective agents, attorneys and counsel, and all other reasonable expenses and liabilities incurred, and all advances made, by the Note Agent and each predecessor Note Agent except as a result of negligence or bad faith.

Nothing herein contained shall be deemed to authorize the Note Agent to authorize or consent to or vote for or accept or adopt on behalf of any Note Purchaser, any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Note Purchaser, or to authorize the Note Agent to vote in respect of the claim of any Note Purchaser in any such Proceeding except, as aforesaid, to vote for the election of a Note Agent in a bankruptcy or similar proceeding.

All rights of action and of asserting claims under this Agreement, or under any of the Notes, may be enforced by the Note Agent without the possession of any of the Notes or the production thereof in any trial or other Proceedings relative thereto, and any action or Proceedings instituted by the Note Agent shall be brought in the name of the Note Purchasers, and any recovery of judgment, subject to the payment of the reasonable expenses, disbursements and compensation of the Note Agent, each predecessor Note Agent and their respective agents and attorneys and counsel, shall be for the benefit of the Note Purchasers and payable to the Note Purchasers as set forth in Section 7.05.

Section 7.04.          Remedies.

(a)           If an Event of Default shall have occurred and be continuing, and the Notes have been declared due and payable and such declaration and its consequences have not been rescinded and annulled, the Issuer agrees that the Note Agent shall, upon direction by a Majority Note Purchaser Vote, to the extent permitted by applicable law, exercise one or more of the following rights, privileges and remedies:

(i)            institute Proceedings for the collection of all amounts then payable on the Notes or otherwise payable under this Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Issuer’s assets any cash adjudged due;

(ii)           subject to Section 7.05 hereof, sell all or a portion of the Issuer’s assets or rights of interest therein, at one or more public or private sales called and conducted in any manner permitted by law; and

(iii)          exercise any other rights and remedies that may be available at law or in equity.

The Note Agent may, but need not, obtain and rely upon an opinion of an independent investment banking firm of national reputation as to the feasibility of any action proposed to be taken in accordance with this Section 7.04 and as to the sufficiency of the proceeds and other amounts receivable with respect to the Collateral to make the required payments of principal of and interest on the Notes, which opinion shall be conclusive evidence as to such feasibility or sufficiency.

(b)           If an Event of Default as described in Section 7.01(d) shall have occurred and be continuing, the Note Agent shall, at the direction of a Majority Note Purchaser Vote, institute a Proceeding solely to compel performance of the covenant or agreement or to cure the representation or warranty, the breach of which gave rise to the Event of Default under such Section, and enforce any equitable decree or order arising from such proceeding.

(c)           Notwithstanding any other provision of this Agreement, neither the Note Agent nor any Note Purchaser may, prior to the date which is one year and one day, or if longer the applicable preference period then in effect, after the payment in full of all Notes, institute against, or join any other Person in instituting against, the Issuer any bankruptcy, reorganization, arrangement, insolvency, moratorium or liquidation proceedings, or other proceedings under Federal or state bankruptcy or similar laws.  Nothing in this Section 7.04 shall preclude, or be deemed to stop, the Note Agent (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by the Issuer or (B) any involuntary insolvency proceeding filed or commenced by a Person other than the Note Agent, or (ii) from commencing against the Issuer or any of its properties any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding.

Section 7.05.          Application of Cash Collected.  Any cash collected by the Note Agent with respect to the Notes pursuant to this Article VII and any cash that may then be held or thereafter received by the Note Agent with respect to the Notes hereunder shall be applied in payment of the indemnities and costs owed to the Note Agent and the Note Purchasers hereunder and to the Outstanding Principal Amount and all interest accrued thereon of all Series of Notes.   Payments shall first be applied first to indemnities and other costs of the Note Agent provided for under this Agreement, then to indemnities and other costs of the Note Purchasers provided for under this Agreement (pro rata in proportion to the amounts owed each Note Purchaser).  Remaining amounts collected by the Note Agent shall be allocated between the Series of Notes pro rata in accordance with the sum of the accrued interest and Outstanding Principal Amount of the Notes of the respective Series. Payments made with respect to any Series of  Notes shall be made pro rata among the Note Purchasers holding the Notes of such Series in accordance the Outstanding Principal Amount of their Notes. Payments with respect to each Note shall be applied first to accrued interest and then to principal. No cash shall be released to the Issuer until payment in full of all amounts dues under this Agreement.

Section 7.06.          Limitation on Suits.  No holder of any Note shall have any right to institute any Proceedings, judicial or otherwise, with respect to this Agreement, or for the appointment of a receiver or Note Agent, or for any other remedy hereunder, unless:

(i)            such Note Purchaser has previously given to the Note Agent written notice of an Event of Default;

(ii)           there has been a Majority Note Purchaser Vote directing the Note Agent to institute Proceedings in respect of such Event of Default in the name of the Note Purchasers;

(iii)          such Note Purchaser has provided to the Note Agent reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)          the Note Agent for 60 days after its receipt of such notice, request and provision of indemnity has failed to institute any such Proceeding; and

(v)           no direction inconsistent with such written request has been given to the Note Agent during such 60-day period by Majority Note Purchaser Vote;

it being understood and intended that no one or more Note Purchasers shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Agreement to affect, disturb or prejudice the rights of any other Note Purchasers or to obtain or to seek to obtain priority or preference over any other Note Purchasers or to enforce any right under this Agreement, except in the manner herein provided and for the equal and ratable benefit of all the Note Purchasers.

Section 7.07.          Restoration of Rights and Remedies.  If the Note Agent or any Note Purchaser has instituted any Proceeding to enforce any right or remedy under this

Agreement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Note Agent or to such Note Purchaser, then and in every such case the Issuer, the Note Agent and the Note Purchaser shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Note Purchasers shall continue as though no such Proceeding had been instituted.

Section 7.08.          Rights and Remedies Cumulative.  No right or remedy herein conferred upon or reserved to the Note Agent or to the Note Purchasers is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing by law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 7.09.          Delay or Omission Not Waiver.  No delay or omission of the Note Agent or of any Note Purchaser to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VII or by law to the Note Agent or to the Note Purchasers may be exercised from time to time, and as often as may be deemed expedient, by the Note Agent or by the Note Purchasers, as the case may be.

Section 7.10.          Control by Note Purchasers.  Notwithstanding any other provision of this Agreement, the Note Purchasers by a Majority Note Purchaser Vote shall have the right to cause the institution of and direct the time, method and place of conducting any Proceeding for any remedy available to the Note Agent or for exercising any trust, right, remedy or power conferred on the Note Agent; provided that:

(i)            such direction shall not conflict with any rule of law or with this Agreement;

(ii)           the Note Agent may take any other action deemed proper by the Note Agent that is not inconsistent with such direction; provided that the Note Agent need not take any action that it determines might involve it in liability (unless the Note Agent has received satisfactory indemnity against such liability as set forth below); and

(iii)          the Note Agent shall have been provided with indemnity satisfactory to it.

Section 7.11.          Waiver of Past Defaults.  Prior to the time a judgment or decree for payment of the cash due has been obtained by the Note Agent, as provided in this Article VII, the Note Purchasers by Majority Note Purchaser Vote may on behalf of all the Note Purchasers waive any past Event of Default and its consequences, except an Event of Default under Section 7.01(e) or (f) .

In the case of any such waiver, (i) the Issuer, the Note Agent and the Note Purchasers shall be restored to their former positions and rights hereunder, respectively, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto, and (ii) the Note Agent shall promptly give written notice of any such waiver to each Note Purchaser.

Upon any such waiver, such Event of Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Agreement, but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereto.

Section 7.12.          Undertaking for Costs.  All parties to this Agreement agree that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Note Agent for any action taken, or omitted by it as Note Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant.

Section 7.13.          Action on the Notes.  The Note Agent’s right to seek and recover judgment on the Notes on behalf of the Note Purchasers shall not be affected by the seeking or obtaining of or application for any other relief under or with respect to this Agreement.  No rights or remedies of the Note Purchasers shall be impaired by the recovery of any judgment by the Note Agent against the Issuer or by the levy of any execution under such judgment upon any portion of the assets of the Issuer.

ARTICLE VIII
MISCELLANEOUS

Section 8.01.          Amendments, Etc.

(a)           No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by each of the parties hereto.  Any waiver or consent shall be effective only if signed by the party waiving any right, in the specific instance and for the specific purpose for which given.

Section 8.02.          Notices, Etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth below, or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.

If to the Issuer:

780 Third Avenue

New York, New York  10017

Attention:   James E. Flynn

If to the Note Agent  and Deerfield Private Design Fund LP:

780 Third Avenue

New York, New York  10017

Attention:   James E. Flynn

If to Deerfield PDI Financing LP:

c/o Citi Hedge Fund Services, Ltd.

Hemisphere House

9 Church Street

Hamilton HM 11

Bermuda

All such notices and communications shall be deemed effective: (i) if in writing and delivered in person or by overnight courier service, on the date it is delivered; (ii) if sent by facsimile transmission, on the date that transmission is received by the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine); and (iii) if sent by mail, on the date that mail is delivered or its delivery is attempted; in each case, unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Business Day.

Section 8.03.          No Waiver, Remedies.  No failure on the part of the Note Agent or any Note Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 8.04.          Binding Effect; Survival.

(a)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing in this Agreement, express or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns) any legal or equitable right, remedy or claim under or by reason of this Agreement; provided, however, that VIVUS, Inc. shall be a third party beneficiary of the obligations of the Note Purchasers under Articles II and III of this Agreement.  This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms.

(b)           The Issuer may not assign or delegate any of its rights or obligations under this Agreement without the prior consent of each Note Purchaser and the Note Agent.

Section 8.05.          Captions and Cross References.  The various captions in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

Section 8.06.          Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW

YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN SUCH STATE.

Section 8.07.          Submission to Jurisdiction.  Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court and (ii) waives the defense of an inconvenient forum.  Each of the parties hereto agrees that a final non-appealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

Section 8.08.          Consent to Service of Process.  Each party to this Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier.  Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 8.09.          Waiver of Jury Trial.  EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT.

Section 8.10.          Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

Section 8.11.          Indemnities by Issuer.  Without limiting any other rights that the Note Purchasers, the Note Agent and any successors and permitted assigns and their respective officers, directors, employees, counsel and agents (collectively, the “Indemnified Parties”) may have hereunder or under applicable law, the Issuer hereby agrees to indemnify each Indemnified Party from and against any and all damages, losses, claims, liabilities, reasonable costs and expenses, including, without limitation, reasonable attorney’s fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) awarded against or incurred by any of them in any action or proceeding between the Issuer and any of the Indemnified Parties as a result of the inaccuracy of any representation or warranty made by the Issuer under this Agreement or the failure of the Issuer to comply with any term or provision of this Agreement,  excluding, however, Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party.

In order for an Indemnified Party to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim made by any Person against the Indemnified Party (a “Third Party Claim”), such Indemnified Party must notify the Issuer in writing of the Third Party Claim within fifteen days of receipt of a summons, complaint or other notice of the commencement of litigation and within thirty days after receipt by such Indemnified Party of any other written notice of the Third Party Claim.  Thereafter, the

Indemnified Party shall deliver to the Issuer within a reasonable time after the Indemnified Party’s receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

If a Third Party Claim is made against an Indemnified Party, the Issuer will be entitled (x) to participate in the defense thereof and, (y) if it so chooses, to assume the defense thereof with counsel selected by the Issuer provided that in connection with such assumption such counsel is not reasonably objected to by the Indemnified Party.  Should the Issuer so elect to assume the defense of a Third Party Claim, the Issuer will not be liable to the Indemnified Party for any legal expenses subsequently incurred by the Indemnified Party in connection with such defense thereof.  If the Issuer elects to assume the defense of a Third Party Claim, the Indemnified Party will (i) cooperate in all reasonable respects with the Issuer in connection with such defense and (ii) not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Issuer’s prior written consent, as the case may be.  If the Issuer shall assume the defense of any Third Party Claim, the Indemnified Party shall be entitled to participate in (but not control) such defense with its own counsel at its own expense.  If the Issuer does not assume the defense of any such Third Party Claim, the Indemnified Party may defend the same in such manner as it may deem appropriate, including settling such claim or litigation after giving notice to the Issuer of such terms and the Issuer will promptly reimburse the Indemnified Party upon written request.  Anything contained in this Agreement to the contrary notwithstanding, the Issuer shall not be entitled to assume the defense of any part of a Third Party Claim that seeks an order, injunction or other equitable relief or relief for other than money damages against the Indemnified Party.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

DEERFIELD ED CORPORATION, as Issuer

By:
Name:
Title:

DEERFIELD MANAGEMENT COMPANY, L.P., as Note Agent

By:
Name: James Flynn
Title: General Partner

DEERFIELD PDI FINANCING LP, as initial Note Purchaser

By:	DEERFIELD CAPITAL, L.P., its general partner

By:
Name:
Title:

DEERFIELD PRIVATE DESIGN FUND LP, as initial Note Purchaser

By:
Name:
Title:

EXHIBIT A

FORM OF ASSIGNMENT AND ACCEPTANCE

Reference is hereby made to the Note Purchase Agreement, dated as of March        , 2009, as it may be amended or otherwise modified from time to time (as so amended or modified, the “Agreement”), by an among Deerfield ED Corporation, Deerfield PDI Financing LP, as initial Note Purchaser, Deerfield Private Design Fund LP and Deerfield Management Company, L.P., as Note Agent.  Terms defined in the Agreement are used herein with the same meaning.

[                       ], in its capacity as Note Purchaser under the Agreement (the “Assignor”) and [                                           ] (the “Assignee”) agree as follows:

1.             Assignor hereby sells and assigns, without recourse, to Assignee, and Assignee hereby purchases and assumes, without recourse to or representation or warranty of any kind (except as set forth below) from Assignor, effective as of the Effective Date (as defined below), a           % interest (the “Assigned Interest”) in all of Assignor’s rights and obligations under the Agreement, and all of Assignor’s interest in $                        original principal amount of the                        Note Series, together with the rights of Assignor to payment in respect of outstanding principal and accrued and unpaid interest relating to such Assigned Interest, and the amount of any accrued and unpaid fees payable to Assignor under the Agreement.

2.             The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any lien created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the Notes or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Issuer or the performance or observance by the Issuer of any of its obligations under the Agreement or any instrument or document furnished pursuant thereto.

3.             The Assignee (i) confirms that it has received a copy of the Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and purchase such interest in the Assignor’s rights and obligations under the Agreement; (ii) agrees that it will, independently and without reliance upon the Note Agent or any of its Affiliates, the Assignor or any other Note Purchaser and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) appoints and authorizes the Note Agent to take such action as agent on its behalf and to exercise such power under the Agreement as are delegated to the Note Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) appoints the Note Agent to enforce its respective rights and interests in and under the Agreement in accordance with the Agreement; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Note Purchaser; (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof; (vii) represents that it is an Eligible Assignee; and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee’s status for purposes of determining its complete exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement.

4.             The effective date for this Assignment and Acceptance shall be the date on which the Note Agent receives this Assignment and Acceptance executed by the parties hereto, and consents to and acknowledges this Assignment and Acceptance (the “Effective Date”).  Following the execution of this Assignment and Acceptance, this Assignment and Acceptance will be delivered to the Note Agent for acceptance and registration.

5.             Upon such acceptance and recording, from and after the Effective Date, (i) Assignee shall be a party to and be bound by the provisions of the Agreement and, to the extent of the interests assigned pursuant to this Assignment and Acceptance, have the rights and obligations of a Note Purchaser thereunder, and (ii) to the extent of the interests assigned by this Assignment and Acceptance, Assignor shall relinquish its rights and be released from its obligations under the Agreement.

6.             Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement and the Assigned Interests for periods prior to the Effective Date directly between themselves.

7.             THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO  BE PERFORMED IN SUCH STATE.

8.             This agreement contains the final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

9.             If any one or more of the covenants, agreements, provisions or terms of this agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, or terms of this agreement and shall in no way affect the validity or enforceability of the other provisions of this agreement.

10.           This agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery by facsimile of an executed signature page of this agreement shall be effective as delivery of an executed counterpart hereof.

11.           This agreement shall be binding on the parties hereto and their respective successors and assigns.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized as of the day of                       ,                   .

[ASSIGNOR]

By:
Name:
Title:

[ASSIGNEE]

By:
Name:
Title:

Address for notices and account for payments of Assignee:

[NAME]

Attn:

Telephone:

Facsimile:

Account for Payments:

NAME

ABA Number:

Account Number:

Attn:

Re:

Consented to and Accepted this [                 ] day of

[                                                ], 20[        ]

DEERFIELD ED CORPORATION, as Issuer

By:

Name:
Title:

EXHIBIT B

FORM OF NOTE PURCHASE REQUEST

[Date]

Deerfield  Management Company, L.P., as Note Agent

Ladies and Gentlemen:

Deerfield ED Corporation (the “Issuer”) hereby provides a Note Purchase Request pursuant to Section 2.02(b) of the Note Purchase Agreement, dated as of  March                , 2009 (the “Agreement”) by and among the Issuer, Deerfield PDI Financing L.P. as initial Note Purchaser, Deerfield Private Design fund LP, as initial Note Purchaser and Deerfield  Management Company, L.P. as Note Agent.  Terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

1.            Issuer hereby confirms: (i) The amount of Notes to be purchased under the Agreement is $[                                 ]; (ii) the Series designation of the Notes is [                                ]; the Interest Rate for the Series is [                        ]; and the date of the requested purchase is [                             ], 20    .

2.            The Issuer hereby certifies that each of the conditions precedent set forth in Article III of the Agreement applicable to the issuance of the Series have been satisfied as of the date of the issuance.

The foregoing is provided to the Note Agent with respect to the Note Purchasers under the Agreement.

Very truly yours,

Deerfield ED Corporation

By:
Name:
Title:

EXHIBIT C

FORM OF CERTIFICATE RE PORTFOLIO INTEREST EXEMPTION

PORTFOLIO INTEREST EXEMPTION CERTIFICATE

Reference is hereby made to the Note Purchase Agreement, dated as of March_, 2009, between, among others, Deerfield ED Corporation, as Issuer and the undersigned, as a Note Purchaser.  Pursuant to the provisions of Section 2.05(d) of the Note Purchase Agreement, the undersigned hereby certifies that: it is not a United States Person;  it is classified as a partnership for U.S. federal income tax purposes; and no Person which is a partner in the undersigned is (i) a “bank” as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (“Code”), (ii) a 10% shareholder of the Issuer within the meaning of Section 881(c)(3)(B) of the Code, or (iii) a controlled foreign corporation described in Section 881(c)(3)(C) of the Code.

DEERFIELD PDI FINANCING LP

By Deerfield Capital, L.P., its general partner

By:
Name:
Title:
Date: